Exhibit 99.3

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Liaoning Creative Bellows Co., Ltd. and its subsidiary

We have audited the accompanying consolidated balance sheet of Liaoning Creative Bellows Co., Ltd. and its subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liaoning Creative Bellows Co., Ltd. and its subsidiary as of December 31, 2009 and 2008, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2009 and 2008, in conformity with U.S. generally accepted accounting principles.

Goldman Kurland and Mohidin, LLP
Encino, California
June 29, 2010

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:
Cash and equivalents	$1,295,145	$25,855
Accounts receivable	1,320,899	-
Other receivables	550,469	64
Retentions receivable	57,088	-
Advance to suppliers	11,245	-
Inventories	169,707	1,235

Total current assets	3,404,553	27,154

NON CURRENT ASSETS:
Long term investment	87,872	-
Retentions receivable	63,234	-
Prepayment	254,940	-
Construction in process	2,326,460	1,079,196
Property and equipment, net	52,864	2,508
Land use right	3,536,894	3,606,315

Total non current assets	6,322,264	4,688,019

TOTAL ASSETS	$9,726,817	$4,715,173

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$518,392	$658
Other payables	747,759	929,682
Unearned revenue	202,812	-
Short term loans	3,221,932	-
Taxes payable	466,593	50,710

Total current liabilities	5,157,488	981,050

STOCKHOLDERS' EQUITY
Paid in capital	359,090	359,090
Statutory reserves	393,578	308,949
Accumulated other comprehensive income	289,383	285,542
Retained earnings	3,527,278	2,780,542

Total stockholders' equity	4,569,329	3,734,123

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,726,817	$4,715,173

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$2,730,954	$-

Cost of goods sold	1,301,400	-

Gross profit	1,429,554	-

Operating expenses
Selling	62,088	-
General and administrative	365,172	139,381

Total operating expenses	427,260	139,381

Income (loss) from operations	1,002,294	(139,381)

Non-operating income (expense)
Interest income	464	-
Subsidy income	240,465	493,412
Interest expense	(129,760)	-

Total non-operating income	111,169	493,412

Income before income tax	1,113,463	354,031

Income tax expense	(282,098)	-

Net Income	831,365	354,031

Foreign currency translation	3,841	218,508

Comprehensive Income	$835,206	$572,539

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2009 AND 2008

	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at January 1, 2008	$359,090	$273,546	$67,034	$2,461,914	$3,161,584

Net income for the year	-	-	-	354,031	354,031

Transfer to statutory reserves	-	35,403	-	(35,403)	-

Foreign currency translation gain	-	-	218,508	-	218,508

Balance at December 31, 2008	359,090	308,949	285,542	2,780,542	3,734,123

Net income for the year	-	-	-	831,365	831,365

Transfer to statutory reserves	-	84,629	-	(84,629)	-

Foreign currency translation gain	-	-	3,841	-	3,841

Balance at December 31, 2009	$359,090	$393,578	$289,383	$3,527,278	$4,569,329

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$831,365	$354,031
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	75,019	29,823
(Increase) decrease in current assets:
Accounts receivable	(1,320,357)	-
Other receivables	(550,179)	(63)
Retentions receivable	(120,273)	-
Advance to suppliers	(11,240)	-
Inventories	(168,401)	(1,216)
Prepayment	(254,835)	2,230
Increase (decrease) in current liabilities:
Accounts payable	517,521	648
Other payables	(182,719)	913,865
Unearned revenue	202,729	-
Taxes payable	415,664	49,904

Net cash provided by (used in) operating activities	(565,706)	1,349,222

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in process	(1,245,742)	(1,062,040)
Acquisition of property & equipment	(52,581)	(2,468)
Acquisition of land use right	-	(3,578,811)
Long term investment	(87,353)	-

Net cash used in investing activities	(1,385,676)	(4,643,319)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans	3,220,612	-

Net cash provided by financing activities	3,220,612	-

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	60	159,503

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	1,269,290	(3,134,594)

CASH & EQUIVALENTS, BEGINNING OF YEAR	25,855	3,160,449

CASH & EQUIVALENTS, END OF YEAR	$1,295,145	$25,855

Supplemental Cash flow data:
Income tax paid	$14,883	$-
Interest paid	$129,274	$-

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Liaoning Creative Bellows Co., Ltd (“Creative Bellows”) was incorporated in Liaoning Province, People’s Republic of China (“PRC”) on September 17, 2007. Creative Bellows designs and manufactures bellows expansion joints, pressure vessels and other fabricated metal specialty products.

On May 26, 2009, Creative Bellows and three individual shareholders established Liaoning Creative Wind Power Equipment Co., Ltd (“Creative Wind Power”). At the end of 2009, Creative Bellows had 100% ownership of Creative Wind Power as a result of transfer of shares into Creative Bellows by the three individual shareholders. Creative Wind Power designs and manufactures wind turbine towers in China.  Creative Bellows and Creative Wind Power are collectively called “the Company.”

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Creative Bellows and Creative Wind Power. All intercompany transactions and account balances are eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company did not have any allowances for bad debts at December 31, 2009 or 2008.

At December 31, 2009 and 2008, the Company had retentions receivable for product quality assurance of $120,322 and $0, respectively. The retention rate was 10% of the sales price with average term of one year. At December 31, 2009, $57,088 of the retentions receivable were current and due within one year, and $63,234 of the retentions receivable were noncurrent.

Inventories

The Company’s inventories are valued at the lower of cost or market with cost determined on a weighted average basis. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Machinery	5 – 8	years
Vehicle	5	years
Office Equipment	5	years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2009 or 2008, there were no significant impairments of its long-lived assets.

Warranties

The Company offers a warranty to its customers on its products for three months to two years depending on the contract terms negotiated with the customers; most of the warranty terms are for one year. The Company accrues for warranty costs based on the amount in the contract that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company's selling expenses and other payable respectively, and is recorded at the time revenue is recognized. Factors that affect the Company's warranty liability include the number of sold equipment, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.  The Company’s warranty expense was zero for the years ended December 31, 2009 and 2008. The Company does not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim of defect products against the Company.

The warranty of the Company is provided to all customers and is not considered an additional service; rather, it is considered an integral part of the product’s sale. We believe that the existence of our warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 “Revenue Arrangements with Multiple Deliverables” (ASC Topic 605) separation and allocation model for a multiple deliverable arrangement. FAS 5 “Accounting for Contingencies” (ASC Topic 450) specifically addresses the accounting for standard warranties and neither SAB 104 (ASC subtopic 605-10-S99-1) nor EITF 00-21 (ASC Topic 605) supersedes FAS 5 (ASC Topic 450). We believe that accounting for our warranty pursuant to FAS 5 (ASC Topic 450) does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.
We provide after sales services at a charge after expiration of the warranty period. We recognize such revenue when service is provided.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (codified in FASB ASC Topic 740) on June 10, 2009.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC subtopic 605).  Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received, before satisfaction of all of the relevant criteria for revenue recognition, are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT).  The Company’s products that are sold and services that are provided in the PRC are subject to a Chinese VAT of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs and related overhead, which are directly attributable to the products and other indirect costs that benefit all products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Research and Development

Research and development costs are related primarily to the Company’s development and testing of its new technologies that are used in the manufacturing of bellows-related products. Research and development costs are expensed as incurred.  For the years ended December 31, 2009 and 2008, research and development was $66,582 and $0, respectively. Research and development was included in general and administrative expenses.

Subsidy Income

Subsidy income is a grant from Administrative Committee of Liaoning Province TieLing Economic & Technological Development Zone to attract businesses with high-tech products to such zone. The subsidy was for general working capital needs without any conditions and restrictions, and not required to be repaid. The grant was determined based on the investment amount by the Company and its floor space that is occupied in such zone. For 2009 and 2008, the Company received $240,465 and $493,412 in subsidy income, respectively.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Basic and Diluted Earnings per Share (EPS)

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited companies in the PRC do not issue shares to the owners. The owners are, however, called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

Certain of the Company’s financial instruments, including cash and equivalents,   accounts receivable,   other receivables, accounts payable, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2009 and 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in United States Dollars (“USD”). The Company’s functional currency is RMB, which is translated into USD for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of stockholders’ equity, captioned accumulated other comprehensive income (loss). Gains and losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. There were no significant fluctuations in the exchange rate for the conversion of RMB to USD after the balance sheet date.

Comprehensive Income (Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the period since inception of business through December 31, 2009, included net income and foreign currency translation adjustments.

Segment Reporting

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," codified in FASB ASC Topic 280, requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC and its principal market is in the PRC.

New Accounting Pronouncements

In October 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to evaluate the subsequent events through the date the financial statements are issued. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. The Company evaluated subsequent events through the date that the financial statements were issued.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which is codified in FASB ASC Topic 320-10. This FSP modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The FSP also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the FSP, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security’s entire amortized cost basis (even if the entity does not intend to sell). The FSP further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security’s fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. FSP 115-2 requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulate other comprehensive income. The Company adopted FSP No. SFAS 115-2 and SFAS 124-2 beginning April 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

In April 2009, the FASB issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10-35-51 and 820-10-50-2, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning April 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of June 10, 2009.  The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009, and will change the accounting for business combinations on a prospective basis.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

As of December 31, 2009, the FASB has issued ASU through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. OTHER RECEIVABLES

Other receivables consisted of the following at December 31, 2009 and 2008:

	2009	2008
Short term advance to third parties	$254,243	$-
Deposits for bidding	271,236	-
Deposit for patent	22,261	-
Other	2,729	64
Total	$550,469	$64

The short term advance to third parties is interest free and was due within one year.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

4. INVENTORIES

Inventories consisted of the following at December 31, 2009 and 2008:

	2009	2008
Raw material	$131,988	$1,235
Finished goods	6,416	-
Work in process	31,303	-
Total	$169,707	$1,235

5. LONG TERM INVESTMENT

On June 10, 2009, Creative Bellows entered into a long term investment agreement with a Credit Union and purchased 600,000 Credit Union shares for $87,872.  As a result, Creative Bellows became a 0.57% shareholder of the Credit Union. There was no significant impairment of investment as at December 31, 2009.

6. PREPAYMENT

Prepayment mainly represented partial payment made in advance for acquiring the additional land use right.

7. CONSTRUCTION IN PROGRESS

Construction in progress represented the amount paid for construction of manufacturing plant and related facilities. At December 31, 2009 and 2008, the construction in progress was $2,326,460 and $1,079,196, respectively. As at December 31, 2009, Company’s commitment to complete the construction was $4,849,000.

8. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2009 and 2008:

	2009	2008
Equipment	$35,687	$-
Vehicle	4,394	-
Office equipment	15,032	2,508
Total	55,113	2,508
Accumulated depreciation	(2,249)	-
Net value	$52,864	$2,508

Depreciation expense for the years December 31, 2009 and 2008 was $2,249 and $0, respectively.

9. LAND USE RIGHT

All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company has the right to use the land for 50 years and amortizes the right on a straight-line basis over 50 years.

Land use right as of December 31, 2009 and 2008 was:

	2009	2008
Land use right	$3,640,028	$3,636,620
Less: Accumulated amortization	(103,134)	(30,305)
Net value	$3,536,894	$3,606,315

Amortization expense of intangible assets for the years ended December 31, 2009 and 2008 was $72,770 and $29,823. Annual amortization expense for the next five years is expected to be as follows:

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

2010	2011	2012	2013	2014	Thereafter
$72,800	$72,800	$72,800	$72,800	$72,800	$3,172,894

10. OTHER PAYABLES
Other payables mainly consisted of short term borrowings from the third parties bearing no interest and due within a year as at December 31, 2009 and 2008.

11. SHORT TERM LOANS

On June 2, 2009, the Company borrowed $1,391,289 and $805,483 from two Credit Unions. Both of the loans bore interest of 10.459% with maturity dates on May 26, 2010.  As of the date of this report these loans were not paid off by the Company. The Company is in the process of extending these loans.

On December 31, 2009, the Company borrowed $951,935 and $73,225 from two Credit Unions. Both of the loans bore interest of 9.558% with maturity dates on May 26, 2010.  As of the date of this report these loans were not paid off by the Company. The Company is in the process of extending these loans.

The Company applied for one year extensions of the above loans to be paid on May 26, 2011, which was approved by Credit Unions.

12. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008:

	2009	2008
Value added tax	$142,957	$(4,581)
Income tax	267,324	-
Land use tax	55,343	55,291
Other tax	969	-
Total	$466,593	$50,710

13. MAJOR CUSTOMERS AND VENDOR

Four customers accounted for 51% of sales for the year ended December 31, 2009, and each customer accounted for 19%, 12%, 10% and 10% of sales, respectively. At December 31, 2009, the total receivable balance due from these customers was $442,625.

Two suppliers accounted for 40% of purchases for the year December 31, 2009, and each vendor accounted for 25% and 15% of purchases, respectively. At December 31, 2009, the total payable due to these vendors was $84,018.

14. INCOME TAX

Effective January 1, 2008, the PRC government implemented a new corporate income tax law with a maximum corporate income tax rate of 25%. The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Creative Bellows and Creative Wind Power generated substantially all of their net income from their PRC operations. Creative Bellows and Creative Wind Power’s effective income tax rate for 2009 were 25%.

The income tax provision for the years ended at December 31, 2009 and 2008 was $282,098 and $0, respectively.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The following is a reconciliation of the tax derived by applying the PRC statutory rate of 25% for 2009 and 2008 to the earnings before income taxes and comparing that to the recorded income tax provision:

	2009	2008
PRC Domestic statutory rates	25.0%	25.0%
Tax exemption	-	(25.0)%
Tax per financial statements	25.0%	-

For 2008, subsidy income was exempted from income tax (See Note 2). Net income for 2008 would have been reduced by $89,000 to $266,000 had the subsidy income was not tax exempted.

15. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, PRC subsidiaries of  the Company are required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The PRC subsidiaries of the Company are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The Company had $393,578 and $308,949 in this reserve at December 31, 2009 and 2008.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund into which the Company can elect to transfer 5% to 10% of its net income.  The Company did not make any contribution to this fund in 2009 and 2008.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

16. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

17. SUBSEQUENT EVENTS

On June 18, 2010, Everton Capital Corporation, a U.S. shell company, changed its name to CleanTech Innovations, Inc. (“CleanTech”) and authorized an 8-for-1 forward split of its common stock, effective July 2, 2010. Simultaneously, Everton changed its year end from August to December.

On July 2, 2010, the Company signed a share exchange agreement with CleanTech, whereby the Company's shareholders received 15,122, 000 shares in CleanTech. Concurrent with the share exchange agreement, CleanTech's principal shareholder cancelled 40,000,000 shares in CleanTech for $40,000. The cancelled shares were retired. CleanTech had 4,008,000 shares outstanding after the cancellation. The shareholders of Creative Bellows ended up owning 79.05% of the total shares outstanding of CleanTech. The transaction will be accounted for as a recapitalization of the Company and not as a business combination. Since CleanTech has no operations, no pro forma information is presented.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (Unaudited)	December 31, 2009
ASSETS

CURRENT ASSETS:
Cash and equivalents	$115,246	$1,295,145
Restricted cash	450,244	-
Accounts receivable	739,808	1,320,899
Other receivables	587,530	550,469
Retentions receivable	85,420	57,088
Advance to suppliers	3,418,370	11,245
Inventories	543,795	169,707
Notes receivable	161,141	-

Total current assets	6,101,554	3,404,553

NON CURRENT ASSETS:
Long term investment	87,895	87,872
Retentions receivable	43,238	63,234
Prepayments	253,717	254,940
Construction in progress	105,200	2,326,460
Property and equipment, net	4,382,562	52,864
Land use right	3,579,497	3,536,894

Total non current assets	8,452,109	6,322,264

TOTAL ASSETS	$14,553,663	$9,726,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,421,320	$518,392
Other payables	2,926,353	747,759
Unearned revenue	224,966	202,812
Short term loans	3,222,829	3,221,932
Taxes Payable	349,070	466,593

Total current liabilities	8,144,538	5,157,488

STOCKHOLDERS' EQUITY:
Paid in capital	2,102,348	359,090
Statutory reserve fund	405,026	393,578
Accumulated other comprehensive income	290,757	289,383
Retained earnings	3,610,994	3,527,278

Total stockholders' equity	6,409,125	4,569,329

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,553,663	$9,726,817

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
	2010	2009

Net sales	$232,118	$207,958

Cost of goods sold	112,567	123,274

Gross profit	119,551	84,684

Operating expenses
Selling	53,978	3,160
General and administrative	162,468	67,463

Total operating expenses	216,446	70,623

Income (loss) from operations	(96,895)	14,061

Non-operating income (expense)
Interest income	3,341	-
Subsidy income	373,229	-
Other expenses	(42,376)	-
Interest expense	(103,986)	(31)

Total non-operating income (expenses)	230,208	(31)

Income before income tax	133,313	14,030

Income tax expense	(38,160)	-

Net Income	$95,153	$14,030

Foreign currency translation	1,374	(711)

Comprehensive Income	$96,527	$13,319

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$95,153	$14,030
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	20,594	18,299
(Increase) decrease in current assets:
Accounts receivable	420,280	(231,145)
Retentions receivable	(8,302)	(12,166)
Other receivables	(36,905)	(14,672)
Advance to suppliers	(3,406,823)	-
Prepayment	1,293	-
Inventories	(374,008)	(69,357)
Increase (decrease) in current liabilities:
Accounts payable	902,705	129,906
Accrued expenses and other payables	2,178,195	106,015
Unearned revenue	22,096	61,442
Taxes payable	(117,642)	28,095

Net cash provided by (used in) operating activities	(303,364)	30,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(450,204)	-
Construction in progress	-	(20,583)
Acquisition of property & equipment	(1,289,395)	-
Acquisition of intangible assets	(60,119)	-

Net cash used in investing activities	(1,799,718)	(20,583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution by shareholders	922,927	-
Proceeds from short term loan	5,565,156	-
Repayment of short term loan	(5,565,156)	-

Net cash provided by financing activities	922,927	-

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	256	(5)

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	(1,179,899)	9,859

CASH & EQUIVALENTS, BEGINNING OF PERIOD	1,295,145	25,855

CASH & EQUIVALENTS, END OF PERIOD	$115,246	$35,714

Supplemental Cash flow data:
Income tax paid	$14,949	$-
Interest paid	$103,232	$-

The accompanying notes are an integral part of these consolidated financial statements.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Liaoning Creative Bellows Co., Ltd (“Creative Bellows”) was incorporated in Liaoning Province, People’s Republic of China (“PRC”) on September 17, 2007. Creative Bellows designs and manufactures bellows expansion joints, pressure vessels and other fabricated metal specialty products.

On May 26, 2009, Creative Bellows and three individual shareholders established Liaoning Creative Wind Power Equipment Co., Ltd (“Creative Wind Power”). At the end of 2009, Creative Bellows had 100% ownership of Creative Wind Power as a result of transfer of shares into Creative Bellows by the three individual shareholders. Creative Wind Power designs and manufactures wind turbine towers in China.  Creative Bellows and Creative Wind Power are collectively called “the Company.”

These unaudited consolidated financial statements were prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) that are, in the opinion of management, necessary to present fairly the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) were omitted pursuant to such rules and regulations.  These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes.  The results for the three months ended March 31, 2010, are not necessarily indicative of the results to be expected for the full year ending December 31, 2010.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Creative Bellows and Creative Wind Power. All intercompany transactions and account balances are eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America “US GAAP”, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of March 31, 2010, the Company maintained restricted cash of $450,244 in one bank account, representing cash deposits from customers for securing payment from such customers when the payment is due.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company did not have any allowances for bad debts at March 31, 2010 and December 31, 2009.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

At March 31, 2010 and December 31, 2009, the Company had retentions receivable for product quality assurance of $128,658 and $120,322, respectively. The retention rate was 10% of the sales price with an average term of one year. At March 31, 2010 and December 31, 2009, $85,420 and $57,088, respectively, of the retentions receivable were current and due within one year, and $43,238 and $63,234, respectively, of the retentions receivable were noncurrent.

Inventories

The Company’s inventories are valued at the lower of cost or market with cost determined on a weighted average basis. The Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Building	40	years
Machinery	5 – 15	years
Vehicle	5	years
Office Equipment	5	years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of March 31, 2010 and 2009, there were no significant impairments of its long-lived assets.

Warranties

The Company offers a warranty to its customers on its products for three months to two years depending on the contract terms negotiated with the customers; most of warranty term is one year. The Company accrues for warranty costs based on the amount in the contract that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company's selling expenses and other payable respectively, and is recorded at the time revenue is recognized. Factors that affect the Company's warranty liability include the number of sold equipment, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.  The Company’s warranty expense was zero for the three months ended March 31, 2010 and 2009. The Company does not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim of defect products against the Company.

The warranty of the Company is provided to all customers and is not considered an additional service; rather it is considered an integral part of the product’s sale. We believe that the existence of our warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 (ASC Topic 605) “Revenue Arrangements with Multiple Deliverables” separation and allocation model for a multiple deliverable arrangement. FAS 5 (ASC Topic 450) “Accounting for Contingencies” specifically addresses the accounting for standard warranties and neither SAB 104 (ASC subtopic 605-10-S99-1) nor EITF 00-21 (ASC Topic 605) supersedes FAS 5 (ASC Topic 450). We believe that accounting for our warranty pursuant to FAS 5 (ASC Topic 450) does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

We provide after sales services at a charge after expiration of the warranty period. We recognize such revenue when service is provided.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” codified in FASB ASC Topic 740 on June 10, 2009.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605).  Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT).  The Company’s products that are sold and services that are provided in the PRC are subject to a Chinese VAT of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

The warranty of the Company is provided to all customers and is not considered an additional service; rather, it is considered an integral part of the product’s sale. We believe that the existence of our warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 (ASC Topic 605) “Revenue Arrangements with Multiple Deliverables” separation and allocation model for a multiple deliverable arrangement. FAS 5 (ASC Topic 450) “Accounting for Contingencies” specifically address the accounting for standard warranties and neither SAB 104 (ASC subtopic 605-10-S99-1) nor EITF 00-21 (ASC Topic 605) supersedes FAS 5 (ASC Topic 450). We believe that accounting for our warranty pursuant to FAS 5 (ASC Topic 450) does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs and related overhead which are directly attributable to the products and other indirect costs that benefit all products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Research and Development

Research and development costs are related primarily to the Company’s development and testing of its new technologies that are used in the manufacturing of bellows-related products. Research and development costs are expensed as incurred.  For the three months ended March 31, 2010 and 2009, research and development was approximately $0 and $900, respectively. Research and development was included in general and administrative expenses.

Subsidy Income

Subsidy income is a grant from Administrative Committee of Liaoning Province TieLing Economic & Technological Development Zone to attract businesses with high-tech products to such zone. The subsidy was for general working capital needs without any conditions and restrictions, and was exempt from income tax and not required to be repaid. The grant is determined based on the investment amount by the Company and its floor space that is occupied in such zone. For the period ended March 31, 2010 and 2009, the Company received $373,229 and $0 in subsidy income, respectively.

Basic and Diluted Earnings per Share (EPS)

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited companies in the PRC do not issue shares to the owners. The owners are, however, called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.  The cash flows from operating, investing and financing activities exclude the effects of the following transactions during the period ended March 31, 2010:

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

i.	Conversion from accounts receivable to notes receivable – bank acceptances of $161,141.
ii.	Contribution of property, plant and equipment of $820,356 by the shareholders (See Note 17).

Fair Value of Financial Instruments

Certain of the Company’s financial instruments, including cash and cash equivalents,   accounts receivable,   other receivables, accounts payable, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of March 31, 2010 and December 31, 2009, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in United States Dollars (“USD”). The Company’s functional currency is RMB, which is translated into USD for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the weighted-average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of stockholders’ equity, captioned accumulated other comprehensive income (loss). Gains and losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. There were no significant fluctuations in the exchange rate for the conversion of RMB to USD after the balance sheet date.

Comprehensive Income (Loss)

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the three months ended March 31, 2010 and 2009, included net income and foreign currency translation adjustments.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

Segment Reporting

SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," codified in FASB ASC Topic 280, requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable segment.  All of the Company's assets are located in the PRC and its principal market is in the PRC.

New Accounting Pronouncements

On February 25, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09 Subsequent Events Topic 855, “Amendments to Certain Recognition and Disclosure Requirements,” effective immediately. The amendments in the ASU remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of US GAAP. The FASB believes these amendments remove potential conflicts with the SEC’s literature. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On March 5, 2010, the FASB issued ASU No. 2010-11 Derivatives and Hedging Topic 815, “Scope Exception Related to Embedded Credit Derivatives.” This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging — Embedded Derivatives — Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU is effective for the Company on July 1, 2010. Early adoption is permitted. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of March 31, 2010, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. ADVANCE TO SUPPLIERS

Advance to suppliers is prepayment to suppliers for material purchase and construction cost. At March 31, 2010 and December 31, 2009, the amount was $3,418,370 and $11,245, respectively.

4. OTHER RECEIVABLES

Other receivables consisted of the following at:

	March 31, 2010	December 31, 2009
Short term advance to third parties	$234,977	$254,243
Deposits for bidding	328,024	271,236
Deposit for patent	22,267	22,261
Other	2,262	2,729
Total	$587,530	$550,469

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

The short term advance to third parties is interest free and due within one year.

5. INVENTORIES

Inventories consisted of the following at:

	March 31, 2010	December 31, 2009
Raw material	$374,096	$131,988
Finished goods	-	6,416
Work in process	169,699	31,303
Total	$543,795	$169,707

6. NOTES RECEIVABLE – BANK ACCEPTANCES

The Company sold goods to its customers and received Commercial Notes (Bank Acceptance) from the customers in lieu of the payments for accounts receivable.  The Company discounted notes with bank or endorsed notes to vendors for payment of their obligations or to get cash from third parties.  Most of the Commercial Notes have a maturity of less than six months.  At March 31, 2010 and December 31, 2009, the Company had notes receivable of $161,141 and $0, respectively.

7. LONG TERM INVESTMENT

On June 10, 2009, Creative Bellows entered into a long term investment agreement with a Credit Union and purchased 600,000 Credit Union shares for approximately $87,895.  As a result, Creative Bellows became a 0.57% shareholder of the Credit Union. There was no impairment of investment as at March 31, 2010 and December 31, 2009. There was no significant impairment of investment as at March 31, 2010 and December 31, 2009.

8. PREPAYMENT

Prepayment mainly represented partial payment made in advance for acquiring the additional land use right.

9. CONSTRUCTION IN PROGRESS

Construction in progress represented the amount paid for construction of manufacturing plant and related facilities. At March 31, 2010 and December 31, 2009, the construction in progress was $105,200 and $2,326,420, respectively. As at March 31, 2010, Company’s commitment to complete construction was $3,530,000.

10. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at:

	March 31, 2010	December 31, 2009
Building	$3,515,342	$-
Equipment	832,359	35,687
Vehicle	4,395	4,394
Office equipment	34,805	15,032
Total	4,386,901	55,113
Accumulated depreciation	(4,339)	(2,249)
Net value	$4,382,562	$52,864

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

Depreciation expense for the three months ended March 31, 210 and 2009 was $ 2,090 and $119 respectively.

11. LAND USE RIGHT

Intangible assets was land use right. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company has the right to use the land for 50 years and amortizes the right on a straight-line basis for 50 years. The following table represents the land use rights as of:

	March 31, 2010	December 31, 2009
Land use right	$3,701,166	$3,640,028
Less: Accumulated amortization	(121,669)	(103,134)
Net Value	$3,579,497	$3,536,894

Amortization expense of intangible assets for the three months ended March 31, 2010 and 2009 was $18,504 and $18,180, respectively. Annual amortization expense for the next five years is expected to be as follows:

Year 2010	2011	2012	2013	2014	Thereafter

$74,000	$74,000	$74,000	$74,000	$74,000	$3,209,497

12. OTHER PAYABLES

Other payables mainly consisted of short term borrowings from the third parties bearing no interest and due within a year as at March 31, 2010 and December 31, 2009.

13. SHORT TERM LOANS

On June 2, 2009, the Company borrowed $1,391,676 and $805,707 from two Credit Unions. Both of the loans bore interest of 10.459% per annum with maturity dates on May 26, 2010.  As of the date of this report these loans were not paid off by the Company. The Company is in the process of extending these loans.

On December 31, 2009, the Company borrowed $952,200 and $73,246 from two Credit Unions. Both of the loans bore interest of 9.558% per annum with maturity dates on May 26, 2010.  As of the date of this report these loans were not paid off by the Company. The Company is in the process of extending these loans.

The Company applied for one year extension of the above loans to be paid on May 26, 2011, which was approved by the Credit Unions.

In February and March 2010, the Company borrowed $5,565,156 from China Bank Liaoning Branch. The entire short term loan bore interest rate of 4.425% per annum. On March 18, 2010, the Company repaid the loan to the bank.

All the loans were pledged to collateralized Company’s building and land use right.

14. TAXES PAYABLE

Tax payable consisted of the following at:

	March 31, 2010	December 31, 2009
Value added tax	$57,203	$142,957
Income tax	290,612	267,324
Land use tax	-	55,343
Other taxes	1,255	969
Total	$349,070	$466,593

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

15. MAJOR CUSTOMERS AND VENDORS

One customer accounted for 100% of total sales for the first quarter ended March 31, 2009. Receivable due from this customer was $207,952.

Four customers accounted for 96% of total sales for the first quarter ended March 31, 2010, and each customer accounted for 33%, 33%, 19% and 11% of total sales, respectively. At March 31, 2010, total receivable from these customers was $211,408.

Three vendors accounted for 95% of purchases for the first quarter ended March 31, 2009, and each vendor accounted for 72%, 12% and 11% of purchases, respectively. At March 31, 2009, total payable to these suppliers was $108,777.

Three suppliers accounted for 79% of the purchases for the first quarter ended March 31, 2010, and each supplier accounted for 51%, 16% and 12% of purchases, respectively. At March 31, 2010, the total payable to these vendors was $933,332.

16. INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Creative Bellows and Creative Wind Power generated substantially all of their net income from their PRC operations.

Following is a tax reconciliation by applying the PRC statutory rate of 25% for 2010 and 2009 to the earnings before income taxes and comparing that to the recorded income tax provision:

	March 31, 2010	March 31, 2009
PRC Domestic statutory rates	25.0%	25.0%
Tax carried over	-	(25)%
Tax per financial statements	25.0%	0%

The income tax provision for the period ended March 31, 2009, was insignificant and carried over and recorded during the period ended June 30, 2009. The net income was reduced by $3,500 and the income provision was recorded during the period ended March 31, 2009.

17. PAID-IN CAPITAL

On January 29, 2010, three shareholders contributed cash of $922,927 to the Company. On March 26, 2010, a third party contributed equipment of $820,356 to the Company and became a shareholder; simultaneously, the same three shareholders bought the third party’s ownership interest and became 100% shareholder of the Company. As a result, at March 31, 2010, the total paid-in capital of the Company was increased to $2,012,348 from $359,090 at December 31, 2009.

18. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, PRC subsidiaries of  the Company are required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

LIAONING CREATIVE BELLOWS CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010 AND DECEMBER 31, 2009
(UNAUDITED)

Surplus reserve fund

The PRC subsidiaries of the Company are only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund into which the Company can elect to transfer 5% to 10% of its net income.  The Company did not make any contribution to this fund in 2010 and 2009.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

18. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

19. SUBSEQUENT EVENTS

On June 18, 2010, Everton Capital Corporation, a U.S. shell company, changed its name to CleanTech Innovations, Inc. (“CleanTech”) and authorized an 8-for-1 forward split of its common stock, effective July 2, 2010. Simultaneously, Everton changed its year end from August to December.

On July 2, 2010, the Company signed a share exchange agreement with CleanTech, whereby the Company's shareholders received 15,122, 000 shares in CleanTech. Concurrent with the share exchange agreement, CleanTech's principal shareholder cancelled 40,000,000 shares in CleanTech for $40,000. The cancelled shares were retired. CleanTech had 4,008,000 shares outstanding after the cancellation. The shareholders of Creative Bellows ended up owning 79.05% of the total shares outstanding of CleanTech. The transaction will be accounted for as a recapitalization of the Company and not as a business combination. Since CleanTech has no operations, no pro forma information is presented.